Exhibit 99.2

Introduction to Unaudited Pro Forma Combined Financial Information

As is more fully described on the Current Report on Form 8-K filed by the Company on December 22, 2004 (“the Kids Line 8-K”), the Company purchased all of the outstanding equity interests and warrants in Kids Line, LLC (the “Purchase”), in accordance with the terms and provisions of a Membership Interest Purchase Agreement (the “Purchase Agreement”) executed on December 16, 2004, as of December 15, 2004.  Capitalized terms used but undefined herein shall have the meanings ascribed to them in the Purchase Agreement.  At Closing, the Company paid approximately $130,644,000, which represented the portion of the purchase price due at Closing plus various transaction costs.  The aggregate Purchase Price for all Units, however, includes the payment of the Earnout Consideration, which constitutes payment for the purchase of the Deferred Payment Units at the Closing.  The Earnout Consideration shall equal 11.724% of the Agreed Enterprise Value of Kids Line as of the last day of the Measurement Period, the three year period ended November 30, 2007, and shall be paid at the times described in the Purchase Agreement.  The “Agreed Enterprise Value” shall be the product of (i) Kids Line’s EBITDA during the twelve (12) months ending on the last day of the Measurement Period and (ii) the applicable multiple (ranging from zero to eight) determined as set forth in the Purchase Agreement and the Kids Line 8-K.

The amount of Earnout Consideration will be charged to goodwill when it is earned.

In connection with the Purchase, the Company entered into a $125,000,000 debt facility under the terms and provisions of a Financing Agreement dated as of December 15, 2004 with the lenders named therein and Ableco Finance LLC, as collateral agent and as administrative agent.  The proceeds from the debt facility were used to substantially fund the Purchase.

The following sets forth certain unaudited pro forma combined financial information of Russ Berrie and Company, Inc. and subsidiaries (the “Company”) as of September 30, 2004 and for the year ended December 31, 2003 and the nine months ended September 30, 2004.  The unaudited pro forma combined balance sheet at September 30, 2004 combines the historical consolidated balance sheet of Russ Berrie and Company Inc. at September 30, 2004 with the historical consolidated balance sheet of Kids Line, LLC at September 30, 2004 and gives effect to the purchase and related financing as if such transaction occurred on September 30, 2004.  The unaudited pro forma combined statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004 combine the historical consolidated statements of operations of Russ Berrie and Company Inc. for the respective periods with the historical consolidated statements of operations Kids Line, LLC for the year ended December 31, 2003 and the nine month ended September 30, 2004, respectively, and gives effect to the Kids Line, LLC acquisition and related financing as if such transactions occurred on January 1, 2003 and January 1, 2004 respectively.

The unaudited pro forma combined financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable and which have been made solely for the purposes of developing such pro forma information.  The historical financial information of Kids Line, LLC has been derived from the financial statements of Kids Line, LLC included in this Current Report on Form 8-K/A.  Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies.  Proforma adjustments reflect the recording of the fair value of the assets acquired and the liabilities to be assumed of Kids Line.  The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent the Company’s results of operations or financial position that would have resulted had the Purchase been consummated as of the date or for the periods indicated.  Additionally, the pro forma combined statements of operations should not be considered indicative of expected future results.  The Purchase has been accounted for herein by the purchase method of accounting.  The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing which may be adjusted.

The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company included in the Company’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission and the financial statements of Kids Line, LLC included this Current Report on Form 8-K/A.

Russ Berrie and Company Inc.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2004

(in thousands)

	Historical Russ Berrie & Co. Inc,	Historical KidsLine, LLC	Proforma Adjustments		Proforma Combined
Current Assets:
Cash and cash equivalents	$64,581	$725	$(17,614	)(e)(g)	$47,692
Restricted cash	—	—	10,200	(g)	10,200
Marketable securities	7,914	—	—		7,914
Accounts receivable, net	68,741	13,784	—		82,525
Related party receivable	—	611	(611	)(a)	—
Inventory, net	41,600	8,518	—		50,118
Prepaid expenses and other current assets	3,980	86	—		4,066
Deferred income taxes	15,128	—	—		15,128

Total Current Assets	201,944	23,724	(8,025)		217,643

Property, plant and equipment, net	40,848	226	—		41,074
Goodwill	10,141	—	75,758	(b)	85,799
Intangible assets	17,551	—	36,791	(b)	54,442
Other assets	6,589	109	4,987	(c)	11,685

Total assets	$277,073	$24,059	$109,511		$410,643

Current Liabilities:
Accounts payable	$4,314	$923	$—		$5,237
Accrued expenses	29,349	4,541	3,106	(e)	36,996
Related party line of credit	—	1,000	(1,000	)(a)	—
Current portion of long term debt	—	—	7,000	(d)	7,000

Total current liabilities	33,663	6,464	9,106		49,233

Deferred income taxes	328	—	—		328
Long term debt net of current portion	—	—	118,000	(d)	118,000

Total liabilities	33,991	6,464	127,106		167,561

Redeemable member units	—	32,740	(32,740	)(f)	—

Stockholders’ and Members’ Equity:
Member equity	—	(15,145)	15,145	(f)	—
Common stock	2,646	—	—		2,646
Additional paid in capital	88,452	—	—		88,452
Retained earnings	251,317	—	—		251,317
Accumulated other comprehensive income	10,817	—	—		10,817
Treasury stock, at cost	(110,150)	—	—		(110,150)

Total stockholders’ and members’ equity	243,082	(15,145)	15,145		243,082

Total liabilities and equity	$277,073	$24,059	$109,511		$410,643

Russ Berrie and Company Inc.

Unaudited Pro Forma Combined Statement of Income

Year End December 31, 2003

(in thousands)

	Historical Russ Berrie & Co. Inc,	Historical KidsLine, LLC	Proforma Adjustments		Proforma Combined

Net sales	$329,687	$52,322	$—		$382,009

Cost of goods sold	154,639	28,232	—		182,871

Gross profit	175,048	24,090	—		199,138

Selling, general and administrative expenses	132,747	6,324	(8	)(h)(i)	139,063
Investment and other income, net	6,201	273	(273	)(h)	6,201
Interest expense	(70)	(58)	(11,874	)(h)(j)(k)	(12,002)

Income before provision for income taxes	48,432	17,981	(12,139)		54,274

Provision for income taxes	13,703	12	2,581	(l)	16,296

Net income	$34,729	$17,969	$(14,720)		$37,978

Net income per share
Basic					$1.84
Diluted					$1.83

Weighted average shares:
Basic					20,599,000
Diluted					20,697,000

Russ Berrie and Company Inc.

Unaudited Pro Forma Combined Statement of Operations

Nine Months Ended September 30, 2004

(in thousands)

	Historical Russ Berrie & Co. Inc,	Historical KidsLine, LLC	Proforma Adjustments		Proforma Combined

Net sales	$198,405	$45,521	$—		$243,926

Cost of goods sold	117,094	23,503	—		140,597

Gross profit	81,311	22,018	—		103,329

Selling, general and administrative expenses	103,819	5,993	(81	)(h)(i)	109,731
Investment and other income, net	2,578	138	(138	)(h)	2,578
Interest (expense)	(77)	(33)	(9,125	)(h)(j)(k)	(9,235)

(Loss)/income before (benefit)/provision for income taxes	(20,007)	16,130	(9,182)		(13,059)

(Benefit)/provision for income taxes	(7,141)	30	2,962	(l)	(4,149)

Net (loss)/income	$(12,866)	$16,100	$(12,144)		$(8,910)

Net (loss) per share
Basic					$(0.43)
Diluted					$(0.43)

Weighted average Shares
Basic					20,767,000
Diluted					20,767,000

Russ Berrie and Company Inc.

Notes to the Unaudited Pro Forma

Combined Financial Statements

(in thousands)

The unaudited pro forma combined financial statements have been adjusted for the items set forth below.

(a)	Reflects the elimination assets and liabilities not purchased

	Related party line of credit	$(1,000)
	Related party receivables	(611)

(b)	Reflects the allocation of purchase price to the estimated fair value of assets

	Purchase price including transaction costs	$130,532
	Net book value of assets acquired	(17,983)
	Sub-total	112,549

	Less fair value adjustments:
	Customer relationships (indefinite life)	31,100
	Trade name (indefinite life)	5,500
	Backlog (two month life)	358
	Non-compete agreements (four year life)	33
		36,791

	Excess of cost over fair value of net assets acquired (goodwill)	$75,758

(c)	Reflects deferred financing charges incurred in connection with the $125 million financing agreement with Ableco, which will be amortized over the term of the loan, three years.

	Deferred financing charges	$4,987

(d)	Reflects the borrowing to finance the KidsLine acquisition. The loan amortizes quarterly at $1.75 million over three years at which time the remaining balance of the loan must be repaid.

	Short term portion of long term debt	$(7,000)
	Long term debt net of current portion	(118,000)
	Total debt	$(125,000)

(e)	Cash used and expenses accrued by Russ Berrie for the KidsLine acquisition

	Cash	$(7,414)
	Accrued expenses	$3,106

(f)	Reflects the elimination of KidsLine historical Members Equity and KidsLine Redeemable Member Units

	Member equity	$(15,145)
	Redeemable member units	32,740

(g)	Reflects the cash required to be placed in Wells Fargo bank as collateral for a stand-by letter of credit to support the Ableco loan facility

	Restricted cash	$10,200
	Cash	(10,200)

		Year ended December 31, 2003	Nine Months Ended September 30, 2004
(h)	To eliminate transactions with former related parties (who are no longer involved in the business) related to assets and liabilities not purchased.

	Investment and other income (expense)	$(273)	(138)
	Interest expense	58	33
	Selling, general and administrative expenses	374	445

(i)

To reflect the amortization of intangible assets with defined lives. The backlog is valued at $ 358,000 with a useful life of two months. The non-compete agreements valued at $ 33,000 and has a useful life of four years.

	Selling, general and administrative expense	$(366)	(364)

(j)

To reflect interest expense on the Ableco loan of $125,000 million at libor plus 7%. The average libor rate during 2003 and the first nine months of 2004 were 1.22% and 1.44% respectively. An increase in the interest rate of 1/8% would create additional interest expense of $156,000 annually.

	Interest expense	$(10,270)	(7,911)

(k)	To reflect amortization of financing cost incurred on debt over the term of the loan, three years

	Interest expense	$(1,662)	(1,247)

(l)	To reflect a tax provision using a 40.74% effective rate on KidsLine and to tax effect the other pro forma adjustments

	Tax provision	$2,581	2,962